UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 29, 2020

SIGMA LABS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38015	27-1865814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 Paseo del Sol

Santa Fe, New Mexico 87507

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (505) 438-2576

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SGLB	The NASDAQ Stock Market LLC
Warrants to Purchase Common Stock, par value $0.001 per share	SGLBW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of April 30, 2020, Mark K. Ruport, age 67, was appointed as President, Chief Executive Officer and principal executive officer of Sigma Labs, Inc. (“we,” “us,” “our,” “Sigma,” or the “Company”). Since December 3, 2019, Mr. Ruport had served as Executive Chairman. Mr. Ruport will no longer serve as Executive Chairman, but will remain a director on the Board of Directors of the Company. There are no arrangements or understandings between Mr. Ruport and any other persons pursuant to which he was chosen as President, Chief Executive Officer and principal executive officer of the Company. There are no family relationships between Mr. Ruport and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer. Mr. Ruport is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K, and Mr. Ruport’s employment letter agreement with the Company remains in place in accordance with its terms except for the changes in Mr. Ruport’s position.

Effective as of April 30, 2020, as part of the leadership change, John Rice resigned from his positions as President, Chief Executive Officer, and principal executive officer of the Company. Mr. Rice will remain a director on the Board of Directors and will continue to serve as Chairman of the Board. Mr. Rice will be entitled to be compensated as a non-employee director (on a pro-rata basis for 2020 based on the partial year during which Mr. Rice will serve as a non-employee director) under the Company’s director compensation program, as may be adjusted from to time for all non-employee directors. On May 1, 2020, we entered into a consulting agreement with Mr. Rice, pursuant to which Mr. Rice was engaged to provide, among other services to be determined by the Company, advice regarding the structure of certain financial and other strategic transactions involving the Company, on an as-needed basis.

Pursuant to the consulting agreement, among other things, (i) the Company will pay Mr. Rice $460.00 per hour for services rendered that are requested by the Chief Executive Officer of the Company and performed by Mr. Rice, provided that the minimum amount to be paid to Mr. Rice for such services performed by Mr. Rice with respect to a calendar month during the term of the consulting agreement is $2,000.00 as to such month, (ii) on May 1, 2020 (the “Grant Date”), the Company granted Mr. Rice under our 2013 Equity Incentive Plan a five-year stock option to purchase up to 16,044 shares of common stock of the Company, which option has an exercise price equal to the closing price of the Company’s common stock on the Grant Date and is fully vested as of the Grant Date, (iii) stock options that have been previously granted to Mr. Rice that are described in the Company’s filings with the Securities Exchange Commission will continue to remain outstanding in accordance with the terms of the applicable stock option agreements and will expire 90 days after the later of the date that Mr. Rice is no longer a director of the Company or the consulting agreement is terminated, (iv) the 969 shares of the Company’s common stock granted to Mr. Rice on April 10, 2020 have been forfeited, and (v) the term of the consulting agreement will continue until December 31, 2020, provided that either party may terminate such agreement upon fifteen days’ prior written notice to the other party.

The foregoing description of Mr. Rice’s consulting agreement does not purport to be a complete description of the terms and conditions therein. The full text of such agreement is filed as Exhibit 10.1 and is incorporated herein by reference.

On May 4, 2020, we issued a press release announcing the foregoing leadership changes. A copy of the press release is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

Item 5.08 Shareholder Proposals.

On April 29, 2020, our Board of Directors established June 15, 2020 as the date of the Company’s 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”). As the date of the 2020 Annual Meeting has been changed by more than 30 calendar days from the date of the July 18, 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”), in accordance with Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is informing stockholders of such change.

In addition, because the 2020 Annual Meeting will be held more than 30 days from the anniversary date of the 2019 Annual Meeting, the deadline for stockholder nominations or proposals for consideration at the 2020 Annual Meeting set forth in the Company’s 2019 Proxy Statement no longer applies. Accordingly, in order to be included in the proxy materials for the 2020 Annual Meeting, stockholders who intend to nominate a candidate for election to the Board of Directors or to propose other business for consideration at the 2020 Annual Meeting to be included in the Company’s proxy materials for the 2020 Annual Meeting (including a proposal made pursuant to Rule 14a-8 promulgated under the Exchange Act, and any notice on Schedule 14N), must ensure that such proposal is received by the Company at its principal executive offices, 3900 Paseo del Sol, Santa Fe, New Mexico 87507, Attn: Corporate Secretary, no later than the close of business on May 11, 2020, which the Company has determined to be a reasonable time before it expects to begin to mail its proxy materials for the 2020 Annual Meeting.

Further, the Company’s Bylaws, as amended, require that the Company be given advance notice of stockholder nominations for election to the board of directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders, other than matters included in the Company’s proxy statement. The required notice must be in writing, include all of the information specified in the Company’s Bylaws, as amended, and be received by the Company’s Corporate Secretary at the Company’s principal executive offices not later than the close of business on May 11, 2020. Stockholder proposals intended to be considered for inclusion in the Company’s proxy materials for the 2020 Annual Meeting of Stockholders must comply with applicable Nevada law, the rules and regulations promulgated by the Securities and Exchange Commission and the procedures set forth in the Company’s Bylaws, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Consulting Agreement, dated as of May 1, 2020, between Sigma Labs, Inc. and John Rice
99.1	Press Release of Sigma Labs, Inc., dated May 4, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2020	SIGMA LABS, INC.

	By:	/s/ Mark K. Ruport
	Name:	Mark K. Ruport
	Title:	President and Chief Executive Officer